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                                                                    EXHIBIT 16.4


                          SCHUMACHER & ASSOCIATES, INC.
                          Certified Public Accountants
                           2525 15th Street, Suite 311
                             Denver, Colorado 80211





July 21, 2000

Securities and Exchange Commission
450 - Fifth Street, N.W.
Washington, D.C. 20549

         Re:      TeleServices Internet Group Inc.
                  File No. 33-11059-A

Dear Sir or Madam:

         This firm has reviewed Item 4 of TeleServices Internet Group Inc.'s Current Report on Form 8-K/A, dated June 27 2000, as regards our replacement as its certifying accountants. Please be advised that we are in concurrence with the disclosures therein.

Sincerely,

/s/ Schumacher & Associates, Inc.

Schumacher & Associates, Inc.